Exhibit 99

     HEADWATERS INCORPORATED CLOSES SOUTHWEST CONCRETE PRODUCTS ACQUISITION

                  o Expands "Green" Building Products in Texas
            o Expands Manufacturing and Sales Capabilities in Texas
             o Estimated to be Accretive to FY 2004 and FY 2005 EPS
                  o Further Diversifies Headwaters' Operations

SOUTH JORDAN, UTAH, JULY 7, 2004 - HEADWATERS INCORPORATED (NASDAQ: HDWR) today announced that it has closed the acquisition of certain assets of Southwest Concrete Products, LP, ("SCP") a leading manufacturer of concrete blocks in South Texas. The acquisition also provides Headwaters with the opportunity to use fly ash in the manufacturing process and expand the usage of environmentally friendly coal combustion materials in branded building products, including concrete block, brick and foundation blocks. The purchase price for SCP's assets was approximately $36 million, consisting of cash and the assumption of approximately $10 million in industrial revenue bonds. Headwaters also agreed to pay an earn out to the sellers if the EBITDA of the acquired operations exceeds the current EBITDA for the twelve months ending December 31, 2005. The acquisition of Southwest Concrete Products is expected to be accretive to Headwaters' EPS in FY 2004 and FY 2005, without anticipating potential synergies. SCP had revenues of $31 million and EBITDA (earnings before net interest, income taxes, depreciation and amortization) margins of approximately 16% for the calendar year 2003.

SCP has operations in Alleyton, San Antonio and Houston which complement Headwaters' similar operations in Dallas and in East Texas. There is little overlap in market coverage between the two operations. The combined block operations provide Eldorado Stone, Headwaters' manufactured stone company, a strategic partner for expansion of sales into the Texas market, increasing consumers' choice of environmentally friendly building products.

"Southwest Concrete Products brings to Headwaters modern concrete manufacturing facilities and an experienced management team. The President of SCP will assume responsibility for all of our manufactured products activities in Texas and he brings a new perspective and energy to our activities," said Kirk A. Benson, Chairman and CEO of Headwaters.

"One of our goals has been to add value to our coal-based manufactured products, and the addition of SCP certainly helps to achieve our goal. The addition of these assets will add critical mass to our 'green' coal-based construction materials division, and strengthen brand identification with environmentally friendly products," Mr. Benson further stated.

About Headwaters Incorporated

Headwaters Incorporated is a world leader in creating value through innovative advancements in the utilization of natural resources. The Company is focused on providing services to energy companies, conversion of fossil fuels into alternative energy products, and adding value to energy. Headwaters generates revenue from managing coal combustion products (CCPs) and from licensing its innovative chemical technology to produce an alternative fuel. Through its CCP business, fly ash building products business, and its solid alternative fuels business, the Company earns a growing revenue stream that provides the capital needed to expand and acquire synergistic new business opportunities.

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Forward Looking Statements

Certain statements contained in this report are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.

Forward-looking statements include Headwaters' expectations as to the managing and marketing of coal combustion products and building products, operation of facilities utilizing alternative fuel technologies, the marketing of synthetic fuels, the receipt of licensing fees, royalties, and product sales revenues, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters' future business plans, the operation of facilities, the availability of tax credits, the availability of feed stocks, and the marketability of the coal combustion products, building products, and synthetic fuel, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as "expects," "anticipates," "targets," "goals," "projects," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking.

In addition to matters affecting the coal combustion products, synthetic fuel and building products industries or the economy generally, factors which could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the captions entitled "Forward-looking Statements" and "Risk Factors" in Item 7 in Headwaters' Annual Report on Form 10-K for the fiscal year ended September 30, 2003, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the report.

Our internet address is www.hdwtrs.com. There we make available, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.